Exhibit 99.1
                         Press Release of the Registrant
                                      dated
                                December 6, 2001

         Press Release
         December 6, 2001

                OBIE MEDIA ANNOUNCES CHICAGO CONTRACT TERMINATION

EUGENE, Ore. - Obie Media Corporation (NASDAQ: OBIE) today announced that it had received a notice from the Chicago Transit Authority terminating the contract between the CTA and Obie in its entirety. "In light of this arbitrary and capricious action, we are assessing all of our legal remedies," said Obie CEO, Brian B. Obie. It is management's opinion that the restructuring charge taken in the third quarter of fiscal 2001 is sufficient to handle the costs and expenses associated with this termination.

About Obie Media
Obie Media Corporation is a leading full-service out-of-home advertising company based in Eugene, Oregon. The Company sells, designs, produces and installs out-of-home advertising displays which include transit posters, billboards, wallscapes, transit shelters and bus benches throughout the United States and Canada. Obie Media's common stock is traded on the NASDAQ National Market under the symbol "OBIE." For more information, please contact Obie Media Corporation, 4211 West 11th Avenue, Eugene, Oregon 97402-5435. Telephone: (800) 233-6243 or
(541) 686-8400. Fax: (541) 683-3212. Web: www.obie.com.

Cautionary Statement Concerning Forward-looking Statements:
This document contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future statements. The following important factors, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements: changes in advertising market conditions; failure to successfully conclude negotiations on pending transactions, or with existing transit agency partners or to successfully assimilate expanded operations; inability to generate advertising revenues to meet contractual guarantees; cancellation or interruption of contracts with governmental agencies; and other economic, business, competitive and/or regulatory factors affecting the Company's business generally. The forward-looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act. We do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

CONTACT
Tobin Robbins
Senior Vice President, Administration
4211 West 11th Avenue
Eugene, Oregon 97402-5435
Telephone: (800) 233-6243 or (541) 686-8400
Fax: (541) 683-3212
Web: www.obie.com